Exhibit 99.1

PRESS RELEASE

For Immediate Distribution Inc.	Contact: Intrepid Potash, William Kent Phone: 303-296-3006

Intrepid Reports on Current Market Conditions

Denver, Colorado; December 18, 2008 – Intrepid Potash, Inc. (NYSE:IPI), today has announced that, consistent with public announcements from other fertilizer producers, the Company has seen the reduction and deferral of sales of potash and langbeinite, which normally would occur in the fourth quarter, into early 2009. Due to these reductions and deferrals, the Company expects sales levels for the fourth quarter 2008 to be less than half of the levels seen in the third quarter of this year. In addition, the Company anticipates producing potash and langbeinite volumes for the full year that are below the previous guidance range and anticipates that its corresponding annual cost of goods sold for both potash and langbeinite will be higher than previous guidance. The higher cost per ton numbers are a function of the Company strengthening its workforce and continuing infrastructure improvements while at the same time producing fewer tons. In order to manage some variable cost elements, the Company has recently elected to reduce its contract labor in Carlsbad, New Mexico through the end of 2008 and into 2009 as long as the current market conditions exist.

As a result of entering 2009 with relatively higher than historical inventory levels, and in an effort to manage the supply demand balance, the Company currently anticipates that 2009 potash production will be below 800,000 tons.

Intrepid’s Chief Executive Officer, Bob Jornayvaz, states “We are evaluating the market in a real time fashion and taking the appropriate actions to navigate the Company through this period of general market uncertainty. We will continue to actively monitor sales and production rates to manage inventory levels against the near-term market demand profile while at the same time being thoughtful about long-term fundamentals. We firmly believe that the macro potash trends of world population growth, improved diets and farmers investing for yield remain unchanged. The strength of our debt-free balance sheet allows us to make these proactive, real-time, operating and marketing decisions that are in the best long-term interests of our stockholders.”

The Company routinely posts important information about the Company on its website under the Investor Relations tab. The Company’s website address is www.intrepidpotash.com.

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Certain statements in this press release, and other written or oral statements made by or on behalf of us, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, including statements regarding guidance, are forward-looking statements within the meaning of these laws. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that our expectations will be realized. These forward-looking statements are subject to a number of known and unknown risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially and adversely from such statements. These risks and uncertainties include: changes in the price of potash or langbeinite; operational difficulties at our facilities; changes in demand and/or supply for potash or langbeinite; changes in our reserve estimates; our ability to achieve the initiatives of our business strategy, including but not limited to the development of the HB Mine as a solution mine; changes in the prices of our raw materials, including but not limited to the price of natural gas; fluctuations in the costs of transporting our products to customers; changes in labor costs and availability of labor with mining expertise; the impact of federal, state or local government regulations, including but not limited to environmental and mining regulations; competition in the fertilizer industry; declines in U.S. or world agricultural production; declines in oil and gas drilling; changes in economic conditions; adverse weather events at our facilities; our ability to comply with covenants inherent in our current and future debt obligations to avoid defaulting under those agreements; continued disruption in credit markets; governmental policy changes that may adversely affect our business and the risk factors detailed in our filings with the Securities and Exchange Commission. Please refer to those filings for more information on these risk factors. These forward-looking statements speak only as of the date of this presentation, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of future events, new information or otherwise.